EXHIBIT 99.1

LightPath Technologies Signs Definitive Agreement to Divest China Operations

Divestiture to Complete Transition to Fully Western-Aligned Manufacturing Footprint, Reinforcing Position as a Trusted Optics and Imaging Solutions for Mission-Critical Applications

ORLANDO, FL – July 23, 2026 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” “we,” or “our”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced it has signed a definitive agreement to sell its wholly owned subsidiary, LightPath (Zhenjiang) Optical Instrumentation Co., Ltd. (“LPOIZ”), including its manufacturing facility and its operations in China. The purchaser is an entity owned by certain of the facility's incumbent management team. The transaction is expected to close in the coming weeks, subject to customary closing conditions.

Key Transaction Highlights

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LightPath has agreed to sell its interest in LPOIZ, including all of its manufacturing and other operations in China, for $4.5 million to be paid in installments over five years following the closing. Upon closing, LightPath will not have any facilities or operations based in China

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The purchaser will continue to supply LightPath with products for the Company’s commercial customers in the U.S. and Europe as a third-party vendor, providing continuity of supply with no expected impact to LightPath’s customers

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For fiscal years 2025 and 2026 (preliminary), LightPath generated an average of approximately $4.5 million of annual revenue from third-party customers of the China operation which will no longer be included in LightPath’s consolidated revenue upon the closing of this transaction

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The divestiture completes LightPath’s transition to a fully Western-aligned manufacturing footprint, reinforcing its position as a trusted provider of secure, NDAA-compliant optics and imaging solutions for defense and commercial markets

Management Commentary

“Divesting our China operations marks the completion of LightPath’s multi-year transformation into a Western-aligned, vertically integrated provider of optics and infrared imaging solutions,” said Sam Rubin, President and Chief Executive Officer of LightPath. “As our business increasingly serves defense and public safety customers, operating with no ownership or commercial activity in China strengthens our position as a trusted supplier of secure, NDAA-compliant optics and imaging systems, while reducing geopolitical risk for both our Company and our customers.

“Importantly, this transaction was structured to ensure continuity for our commercial customers. The purchaser, led by the same experienced local team that has successfully operated our China facility for the last few years, will continue to supply LightPath as a third-party vendor, and we do not expect any material impact to the supply, quality or service our customers receive. We thank our colleagues in China for their many contributions to LightPath and wish them continued success,” concluded Rubin.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath’s family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company’s primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, and Latvia. To learn more, please visit www.lightpath.com.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) the expected timing of the closing of the transaction and the satisfaction of closing conditions; (ii) the Company’s receipt of the consideration payable over time; (iii) expectations regarding continuity of supply and the absence of any impact to the Company’s commercial customers; (iv) the anticipated effects of the divestiture on the Company’s financial results, including the deconsolidation of revenue attributable to the China operation; and (v) the anticipated strategic benefits of the transaction. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that the transaction does not close when expected, or at all; the risk that the purchaser does not perform its payment or supply obligations; the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact of tariffs and other governmental trade restrictions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions and conflicts; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987